Exhibit 3.4






                           THE CASSIDY COMPANIES, INC.

                          AMENDED AND RESTATED BY-LAWS




                                     Adopted

                                      as of

                                  July __, 1998

                  (Original By-Laws adopted ____________, 199_)

                                TABLE OF CONTENTS

                                                                                                    Page
ARTICLE I STOCKHOLDERS................................................................................1
      Section 1.1.  Annual Meeting....................................................................1
      Section 1.2.  Special Meetings..................................................................1
      Section 1.3.  Notice of Meetings and Adjourned Meetings.........................................1
      Section 1.4.  Quorum............................................................................2
      Section 1.5.  Voting............................................................................2
      Section 1.6.  Proxies...........................................................................2
      Section 1.7.  Fixing Date for Determination of Stockholders of  Record..........................3
      Section 1.8.  Stockholder  List.................................................................3
      Section 1.9.  Voting of Shares by Certain Holders...............................................4
      Section 1.10. Selection and Duties of Inspectors at Meetings of Stockholders....................4
      Section 1.11. Order of Business.................................................................5
ARTICLE II DIRECTORS..................................................................................5
      Section 2.1.  General Powers....................................................................5
      Section 2.2.  Number, Election and Term of Office of Directors..................................5
      Section 2.3.  Resignation.......................................................................5
      Section 2.4.  Vacancies.........................................................................5
      Section 2.5.  Place of Meetings.................................................................6
      Section 2.6.  Regular Meetings..................................................................6
      Section 2.7.  Special Meetings..................................................................6
      Section 2.8.  Quorum and Voting.................................................................6
      Section 2.9.  Telephonic Meetings...............................................................7
      Section 2.10. Compensation......................................................................7
      Section 2.11. Presumption of Assent.............................................................7
      Section 2.12. Action without Meeting............................................................8
      Section 2.13. Presiding Officer.................................................................8
      Section 2.14. Executive Committee...............................................................8
      Section 2.15. Audit Committee...................................................................8
      Section 2.16. Compensation and Benefits Committee...............................................9
      Section 2.17. Other Committees..................................................................9
      Section 2.18. Alternates........................................................................9
      Section 2.19. Committees' Quorum and Manner of Acting...........................................9
      Section 2.20. Committee Chairman, Books and Records, Etc.......................................10
      Section 2.21. Reliance upon Records............................................................10
      Section 2.22. Interested Directors.............................................................10

                                                                                                    Page
ARTICLE III OFFICERS.................................................................................11
      Section 3.1.  Number and Designation...........................................................11
      Section 3.2.  Election and Term of Office......................................................11
      Section 3.3.  Removal and Resignation..........................................................11
      Section 3.4.  Vacancies........................................................................11
      Section 3.5.  Chairman.........................................................................12
      Section 3.6.  President........................................................................12
      Section 3.7.  The Vice Presidents..............................................................12
      Section 3.8.  The Treasurer....................................................................13
      Section 3.9.  The Secretary....................................................................13
      Section 3.10. Assistant Treasurers and Assistant Secretaries...................................14
      Section 3.11. Salaries.........................................................................14
ARTICLE IV CONTRACTS, LOANS, CHECKS, AND DEPOSITS....................................................14
      Section 4.1.  Contracts........................................................................14
      Section 4.2.  Loans............................................................................14
      Section 4.3.  Checks, Drafts, Etc..............................................................15
      Section 4.4.  Deposits.........................................................................15
ARTICLE V CERTIFICATES OF STOCK AND THEIR TRANSFER...................................................15
      Section 5.1.  Certificates of Stock............................................................15
      Section 5.2.  Lost, Stolen, or Destroyed Certificates..........................................16
      Section 5.3.  Transfers of Stock...............................................................16
      Section 5.4.  Transfer and Registry Agents.....................................................16
      Section 5.5.  Restrictions on Transfer.........................................................17
      Section 5.6.  Stockholders of Record...........................................................17
ARTICLE VI GENERAL PROVISIONS........................................................................17
      Section 6.1.  Fiscal Year......................................................................17
      Section 6.2.  Seal.............................................................................17
ARTICLE VII OFFICES..................................................................................18
      Section 7.1.  Registered Office................................................................18
      Section 7.2.  Other Offices....................................................................18
ARTICLE VIII NOTICES.................................................................................18
      Section 8.1.  Manner of Notice.................................................................18
      Section 8.2.  Waiver of Notice.................................................................19
ARTICLE IX DIVIDENDS.................................................................................19
ARTICLE X AMENDMENTS.................................................................................19

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           THE CASSIDY COMPANIES, INC.
                             A Delaware Corporation


                                    ARTICLE I
                                  STOCKHOLDERS


     Section 1.1. Annual Meeting.

     The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held on the fourth Monday of April of each year, or such other date, and at such time and place, within or without the State of Delaware, as shall be determined by the resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 1.2. Special Meetings.

     Special meetings of stockholders may be called by the Board of Directors or the Chairman. Special meetings of stockholders may be held at such time and at such places, within or without the State of Delaware, as may be determined by resolution of the Board of Directors or as may be specified in the call of any meeting or by the Chairman, depending on whether the Board of Directors or the Chairman called the special meeting. If no designation of the place is made for the meeting, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

     Section 1.3. Notice of Meetings and Adjourned Meetings.

     Written notice of every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation or the laws of the State of Delaware, be delivered at least ten but not more than sixty days prior to the meeting to each stockholder of record entitled to vote thereat, either personally or by mail, by or at the direction of the Chairman, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice, other than announcement at such meeting, until its business is completed. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.4. Quorum.

     Except as otherwise provided by law, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise provided by law where a separate vote by class is required, a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote. If at any meeting a quorum is not present, the chairman of such meeting shall (or may) adjourn, by the affirmative vote of a majority of the shares so represented, the meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 1.5. Voting.

     Unless otherwise provided by the Certificate of Incorporation or these By-Laws, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by him which has voting power upon the matter in question. There shall be no cumulative voting in the elction of directors. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders for all matters, unless the vote of a greater number or voting by classes is required by Delaware law, the Certificate of Incorporation, or these By-Laws. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall by the act or such class, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws.

     Section 1.6. Proxies.

     At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be executed in writing and shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     Section 1.7. Fixing Date for Determination of Stockholders of Record.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 1.8. Stockholder List.

     The Secretary or the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at any meeting of stockholders.

     Section 1.9. Voting of Shares by Certain Holders.

     Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by his administrator, executor, guardian, or conservator, as the case may be, either in person or by proxy without transfer of such shares into his name.

     A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

     Section 1.10. Selection and Duties of Inspectors at Meetings of
                   Stockholders.

     The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of such meeting, may appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the chairman of such meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or proxies, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or proxies, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of chairman of the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated of the vote as certified by him or them.

     Section 1.11. Order of Business.

     The order of business at all meetings of stockholders shall be determined by the chairman of the meeting.


                                   ARTICLE II
                                    DIRECTORS


     Section 2.1. General Powers.

     The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

     Section 2.2. Number, Election and Term of Office of Directors.

     The Board of Directors of the Corporation shall consist of seven (7) directors. Directors shall be elected annually by the stockholders as provided by Sections 1.1 and 1.5 of these By-Laws and by the Certificate of Incorporation. Each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier death, removal or resignation. Directors need not be residents of the State of Delaware or stockholders of the Corporation. Every reference in these By-Laws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors pursuant to the Certificate of Incorporation.

     Section 2.3. Resignation.

     Any director may resign by giving written notice to the Board of Directors or the Chairman. Any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective.

     Section 2.4. Vacancies.

     Except as otherwise required by the Certificate of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the stockholders. Except as otherwise required by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

     Section 2.5. Place of Meetings.

     Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.

     Section 2.6. Regular Meetings.

     A regular annual meeting of the Board of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such times as shall be fixed by resolution of the Board of Directors.

     Section 2.7. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman or any three directors then in office. Notice of special meetings shall either be mailed by the Secretary to each director at least two days before the meeting or be given personally or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before the meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting. When notice is given by mail, the mail shall be addressed to each director at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Any director may waive notice of any meeting in writing either before or after the meeting.

     Section 2.8. Quorum and Voting.

     A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.

     Section 2.9. Telephonic Meetings.

     Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.9 shall constitute presence in person at such meeting.

     Section 2.10. Compensation.

     Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or salary for services as a director. Members of any committee of the Board of Directors may be allowed like fees and expenses for service on or attendance at meetings of such committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 2.11. Presumption of Assent.

     Unless otherwise provided by the laws of the State of Delaware, a director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 2.12. Action without Meeting.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 2.13. Presiding Officer.

     The presiding officer at any meeting of the Board of Directors shall be the Chairman or, in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

     Section 2.14. Executive Committee.

     The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; provided the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or an amendment to these By-Laws. Any member of the Board of Directors may request the chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.

     Section 2.15. Audit Committee.

     The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors designate an Audit Committee consisting of not less than three directors. The Audit Committee, if so designated, shall review the Corporation's internal auditing program, the scope of work performed by the Corporation's certified public accountants, and other matters relating to the Corporation including the results of examinations of the Corporation by any regulatory authorities and any other matters which may from time to time be deemed appropriate by the Committee. The Audit Committee shall meet upon the call of the Chairman or any member of the Audit Committee.

     Section 2.16. Compensation and Benefits Committee.

     The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors designate a Compensation and Benefits Committee consisting of not less than three directors. The Compensation and Benefits Committee, if so designated, shall study, review and make recommendations to the Board with respect to the salary policy for the Corporation, the compensation of senior officers, and the development of and amendment to incentive and benefit plans. The Compensation and Benefits Committee shall meet upon the call of the Chairman or any member of the Compensation and Benefits Committee.

     Section 2.17. Other Committees.

     The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board of Directors, designate, and appoint, other committees of one or more directors which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

     Section 2.18. Alternates.

     The Board of Directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

     Section 2.19. Committees' Quorum and Manner of Acting.

     The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.

     Section 2.20. Committee Chairman, Books and Records, Etc.

     The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

     Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

     Each committee shall fix its own rules of procedure not inconsistent with these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

     Section 2.21. Reliance upon Records.

     Every director of the Corporation, or member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to matters the director or member reasonably believes are within such other person's professional or expert competence and as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of which the Corporation's stock might properly be purchased or redeemed.

     Section 2.22. Interested Directors.

     The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer, or has a financial interest, may be counted in determining whether a quorum is present and such director may participate in the meeting of the Board or committee thereof to the extent permitted by applicable law.

                                   ARTICLE III
                                    OFFICERS


     Section 3.1. Number and Designation.

     The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such Assistant Secretaries, Assistant Treasurers, or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

     Section 3.2. Election and Term of Office.

     The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, or removal.

     Section 3.3. Removal and Resignation.

     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in it judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4. Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 3.5. Chairman.

     The Chairman shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chairman may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the offices of the Chairman and chief executive officer and such other duties as from time to time may be prescribed by the Board of Directors. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 3.6. President.

     The President shall be the principal operating officer of the Corporation. In the event the office of the Chairman is vacant or in the event of the inability of the Chairman to act as Chairman and chief executive officer or upon the refusal by the Chairman to perform the duties of the Chairman and chief executive officer, the President shall perform the duties and exercise the authority of the Chairman and chief executive officer and, when so acting, shall have all the powers of, and be subject to all the restrictions placed upon the Chairman and chief executive officer. He may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or the Chairman, subject, however, to the control of the Board and the Chairman.

     Section 3.7. The Vice Presidents.

     In the event the office of the President is vacant or in the event of the inability of the President to act as President or upon the refusal by the President to perform the duties of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the Corporation's business and add appropriate description to their title. Any Vice President shall perform such duties as from time to time may be assigned to him by the Chairman, the President or by the Board of Directors.

     Section 3.8. The Treasurer.

     The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of they By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors or the Chairman or as otherwise required in the conduct of the business of the Corporation, and render to the Chairman or the Board of Directors, upon request, an account of all his transactions as Treasurer and on the financial condition of the Corporation. The Treasurer, unless another officer of the Corporation is named by the Board of Directors to perform such functions, shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer of the Corporation, and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 3.9. The Secretary.

     The Secretary shall (a) keep the minutes of the stockholders' and of the Board of Directors' meetings and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed and, when so affixed, attest the seal by his signature, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws (provided, however, the Board of Directors or the Chairman and the President may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature); (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

     Section 3.10. Assistant Treasurers and Assistant Secretaries.

     Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or by the Secretary, respectively, or by the Board, the Chairman or the President. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds (which shall be renewed regularly) for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

     Section 3.11. Salaries.

     The salaries of the officers shall be fixed from time to time by the Board of Directors or such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE IV
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS


     Section 4.1. Contracts.

     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4.2. Loans.

     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority conferred by the Board may be general or confined to specific instances.

     Section 4.3. Checks, Drafts, Etc.

     All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chairman, the President, the chief financial officer or the Corporation or the Treasurer.

     Section 4.4. Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chairman, the President the chief financial officer of the Corporation or the Treasurer; and such officers may designate any type of depository arrangement (including but not limited to depository arrangements resulting in net debits against the Corporation) as from time to time offered or available.


                                    ARTICLE V
                    CERTIFICATES OF STOCK AND THEIR TRANSFER


     Section 5.1. Certificates of Stock.

     Shares of stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation.

     Section 5.2. Lost, Stolen, or Destroyed Certificates.

     The Board of Directors in individual cases or by general resolution or by delegation to the transfer agent may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.3. Transfers of Stock.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     Section 5.4. Transfer and Registry Agents.

     The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     Section 5.5. Restrictions on Transfer.

     Any stockholder may enter into an agreement with other stockholders, with the Corporation or with third parties providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the Corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of the Corporation shall be set forth conspicuously on certificates representing such shares or notice thereof may be otherwise given to the Corporation or the transfer agent, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

     Section 5.6. Stockholders of Record.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                   ARTICLE VI
                               GENERAL PROVISIONS


     Section 6.1. Fiscal Year.

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

     Section 6.2. Seal.

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                                   ARTICLE VII
                                     OFFICES


     Section 7.1. Registered Office.

     The registered office of the Corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent is The Prentice-Hall Corporation System, Inc.

     Section 7.2. Other Offices.

     The Corporation may have offices at such other places both within or without the State of Delaware as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                  ARTICLE VIII
                                     NOTICES


     Section 8.1. Manner of Notice.

     Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice periods required by law or these By-Laws.

         Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws to any stockholders to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.

     Section 8.2. Waiver of Notice.

     Whenever any notice is required to be given under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.


                                   ARTICLE IX
                                    DIVIDENDS


     The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property, or in shares of the Corporation's capital stock, on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.


                                    ARTICLE X
                                   AMENDMENTS

     Except to the extent otherwise provided in the Certificate of Incorporation or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of the Corporation entitled to vote thereon or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting.